UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

May 4, 2010

Merchants Bancshares, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	0-11595	03-0287342
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

275 Kennedy Drive	05403
So. Burlington, Vermont (Address Of Principal Executive Offices)	(Zip Code)

(802) 658-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote by Security Holders

The Annual Meeting of Shareholders of Merchants Bancshares, Inc. (the “Company”) was held on May 4, 2010. The Company’s shareholders voted on the following matters at the meeting:

(1)

Election of the below-named nominees to the Board of Directors of the Company:

	Number of Votes
Nominee	For	Withheld	Broker Non-Vote
Raymond C. Pecor, Jr.	4,317,096	116,717	1,209,129
Patrick S. Robins	4,317,127	116,686	1,209,129
Jeffrey L. Davis	3,856,204	577,609	1,209,129
Bruce M. Lisman	3,911,781	522,032	1,209,129
Karen J. Danaher	4,319,373	114,439	1,209,130

(2)

To ratify KPMG LLP as the Company’s Registered Public Accountants for 2010:

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
5,541,639	71,451	29,852	0

(3)

To reject or support a shareholder proposal seeking  to declassify the Board of Directors:

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
1,807,312	2,538,413	88,087	1,209,130

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date:	May 7, 2010	/s/ Michael R. Tuttle
Michael R. Tuttle
President & CEO